SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AdvisorOne Funds

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person (s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

__________________________________________________________________________________

2) Aggregate number of securities to which transaction applies:

__________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

__________________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

__________________________________________________________________________________

5) Total fee paid:

__________________________________________________________________________________
☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

__________________________________________________________________________________

2) Form, Schedule or Registration Statement No.:

__________________________________________________________________________________

3) Filing Party:

__________________________________________________________________________________

4) Date Filed:

__________________________________________________________________________________

CLS Global Diversified Equity Fund	CLS Enhanced Long/Short Fund
CLS Growth and Income Fund	CLS Flexible Income Fund
CLS Global Growth Fund	CLS Global Aggressive Equity Fund
CLS Domestic Equity Fund	CLS Shelter Fund
CLS International Equity Fund	Milestone Treasury Obligations Fund

Dear Plan Sponsor,

We wanted to make you aware that your company’s retirement plan holds shares in one or more of the above AdvisorOne Funds (each, a “Fund” and collectively, the “Trust”) as of the record date of February 11, 2015, and you will receive proxy materials regarding the Special Meeting of Shareholders slated for April 2, 2015. We ask that you please keep an eye out for this package.

The materials include a proxy statement with detailed information about the proposal and a proxy card that provides instructions on how to vote your shares via internet, telephone or mail with the control number provided on the proxy card.  You will receive a proxy statement for each Fund.  It is important that you retain all of the proxy cards with the control numbers in order to vote your shares. You can access the meeting materials by visiting www.okapivote.com/advisorone. For each Fund you will be asked to vote on the following proposal:

Proposal Summary	Fund(s) Voting on the Proposal

1. APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN THE TRUST AND CLS INVESTMENTS, LLC.	All Funds

The Board of Trustees of the Trust, including the Independent Trustees, recommends that shareholders of each Fund vote “FOR” approval of the New Advisory Agreement.

Please note that you may receive a telephone solicitation in connection with this Special Meeting from Okapi Partners, the Funds’ proxy Solicitor.

To avoid additional expenses of solicitation to the Funds, please take a moment and vote your shares.  Okapi Partners will need to continue to contact shareholders until the necessary vote is attained.

If you have any questions regarding the meeting or help on voting your shares, please call Okapi Partners toll-free at 1-877-629-6357.

The participants in the proxy solicitation are the Trustees of the Trust and CLS Investments, LLC.   Information regarding the shares of the Funds owned by each Trustee is available in the Funds’ Statement of Additional Information.  CLS Investments, LLC does not own shares of the Funds.

Thank you for your support.

Shareholders should read the proxy statement when it is available because it contains important information.  You can get the proxy statement, the Statement of Additional Information, and any other relevant documents, for free at the SEC’s web site (www.sec.gov), or by sending a written request to the Funds, c/o Gemini Fund Services, LLC, 17605 Wright Street, Omaha, NE 68130.  The proxy statement and other relevant documents are also available at no charge at www.okapivote.com/advisorone or by calling 1-877-629-6357.